STAG INDUSTRIAL ANNOUNCES FIRST QUARTER
2016 RESULTS

Boston, MA — May 3, 2016 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the first quarter of 2016.

“The first quarter demonstrated STAG's commitment to execution,” said Ben Butcher, Chief Executive Officer of the Company.  “The Company continues to execute across all facets of the business and is well positioned to take advantage of market opportunities.”

Highlights:

•
Achieved $0.39 of Core FFO per diluted share for the first quarter of 2016, an increase of 11.4% compared to the first quarter ended March 31, 2015. For the quarter ended March 31, 2016, Core FFO increased 17.0% in the aggregate compared to the same period last year.

•	Generated Cash NOI of $49.4 million compared to $41.3 million for the first quarter of 2015, an increase of 19.4%.

•	Acquired five buildings consisting of 710,754 square feet for $27.9 million with an aggregate Capitalization Rate of 8.5% in the first quarter of 2016.

•	Sold four buildings consisting of 1.2 million square feet for $32.8 million during the first quarter of 2016.

•
Achieved occupancy of 94.8% and executed leases for 2.0 million square feet for the first quarter of 2016. Experienced a change in cash and GAAP rent of (0.4)% and 4.1%, respectively, for the quarter’s leasing activity.

•	Experienced 42.4% Retention for 1.3 million square feet of leases expiring in the quarter. Achieved an increase in cash and GAAP rent of 3.1% and 6.1%, respectively, for the quarter’s renewals.

•	Issued 3,000,000 shares of 6.875% Series C Cumulative Redeemable Preferred Stock with gross proceeds of $75 million.

•	Appointed William R. Crooker to serve as the Company's Chief Financial Officer, Executive Vice President, and Treasurer effective January 26, 2016.

Please refer to the Non-GAAP Financial Measures and Other Defined Terms section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, May 4, 2016, to discuss the quarter’s results and provide information about acquisitions, operations, capital markets, and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

FIRST QUARTER 2016 KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2016	2015	% Change
($000,000s, except per share data)
Cash NOI	$49.4	$41.3	19.4%
Adjusted EBITDA	$43.3	$35.6	21.4%
Core FFO	$27.7	$23.7	17.0%
Core FFO per share / unit - basic	$0.39	$0.35	11.4%
Core FFO per share / unit - diluted	$0.39	$0.35	11.4%
AFFO	$28.6	$25.0	14.5%
Net income (loss)	$11.8	$(1.4)	-

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to Net Income (Loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition & Disposition Activity

For the three months ended March 31, 2016, the Company acquired five buildings for $27.9 million with a weighted average Occupancy Rate of 62.7%. The chart below details the acquisition activity for the quarter:

FIRST QUARTER 2016 ACQUISITION ACTIVITY

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM) (2)	Weighted Average Lease Term (Years) (3)	Capitalization Rate (3)
Portland-South Portland, ME	2/9/2016	265,126	2	$12.5	5.0
Cincinnati, OH-KY-IN	2/16/2016	206,448	1	5.3	2.8
Knoxville, TN	2/29/2016	130,560	1	4.5	4.9
Cincinnati, OH-KY-IN	3/28/2016	108,620	1	5.6	3.5
Total/Weighted Average		710,754	5	$27.9	4.2	8.5%
(1) Core based statistical area
(2) Excludes property acquisition costs
(3) Portland, ME building is under re-development and currently unoccupied. The Weighted Average Lease Term and Capitalization Rate calculations include a lease for this building that starts July 2016

 The chart below details the 2016 acquisition activity and pipeline through May 3, 2016:

2016 ACQUISITION ACTIVITY & PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM) (1)	Weighted Average Lease Term (Years)(2)	Capitalization Rate(2)
Q1 Closed Acquisitions	710,754	5	$27.9	4.2	8.5%

As of May 3, 2016 (3)
Subsequent to Quarter-End Acquisitions	249,470	1	$8.5
Under Contract	1,136,124	4	49.9
Non-Binding Letter of Intent ("LOI")	1,242,180	6	54.3
Total Closed Subsequent to Quarter End, Under Contract & LOI	2,627,774	11	$112.7

Pipeline of Potential Acquisitions	37.0 million	167	$1.7 billion
(1) Excludes property acquisition costs
(2) Portland, ME building is under re-development and currently unoccupied. The Weighted Average Lease Term and Capitalization Rate calculations include a lease for this building that starts July 2016
(3) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under Letter of Intent require the negotiation and execution of definitive purchase and sale agreements. There can be no assurance that any of the properties under contract or Letter of Intent will be acquired on the terms anticipated or at all

During the three months ended March 31, 2016, the Company sold four buildings consisting of 1.2 million square feet for $32.8 million. Subsequent to quarter end and as of May 3, 2016, the Company sold another two buildings consisting of 176,580 square feet for $4.1 million and has entered into four contracts to sell another four buildings consisting of 382,603 square feet for $13.6 million.(1)

Leasing Activity

For the three months ended March 31, 2016, the Company executed 16 leases for 2.0 million square feet. The chart below details the leasing activity for leases signed during the quarter:

FIRST QUARTER 2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/PSF	GAAP Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change	GAAP Rent Change
New Leases	172,680	7.0	$4.46	$4.76	$2.12	$0.00	$2.12	N/A	N/A
Renewal Leases	1,533,041	5.5	4.74	4.92	0.41	0.54	0.95	(0.4)%	4.1%
Total / Weighted Avg New & Renewal	1,705,721	5.7	$4.71	$4.91	$0.59	$0.49	$1.08	(0.4)%	4.1%
Temporary Leases	315,620
Total Leasing Activity	2,021,341

The Company experienced 42.4% Retention for leases expiring in the quarter. This Retention was impacted by one lease for 375,785 square feet, which the Company relet with no downtime. The chart below details the Retention activity for the quarter:

2016 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention Rate	Cash Rent Change	GAAP Rent Change
Q1	1,251,975	530,485	3.2	42.4%	3.1%	6.1%
Total / Weighted Average	1,251,975	530,485	3.2	42.4%	3.1%	6.1%

The Company's Occupancy Rate for the first quarter was 94.8%.
Liquidity and Capital Market Activity

As of March 31, 2016, the Company had total Debt Capacity of $594 million and liquidity of $476 million, comprised of $15 million of cash and $461 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

On March 10, 2016, the Company priced 3,000,000 shares of 6.875% Series C Cumulative Redeemable Preferred Stock at a price of $25.00 per share for gross proceeds of $75 million. The offering closed on March 17, 2016, and the Company used the net proceeds to repay amounts outstanding under the Company's unsecured credit facility.

Dividends

Subsequent to quarter end, on May 2, 2016, the Company’s Board of Directors declared a monthly common stock dividend of $0.115833 per share for the months of July, August, and September 2016. The chart below details the common dividends declared:

(1) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under Letter of Intent require the negotiation and execution of definitive purchase and sale agreements. There can be no assurance that any of the properties under contract or Letter of Intent will be acquired on the terms anticipated or at all

FIRST & SECOND QUARTER 2016 COMMON DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
April 2016	April 29, 2016	May 16, 2016	$0.115833
May 2016	May 31, 2016	June 15, 2016	$0.115833
June 2016	June 30, 2016	July 15, 2016	$0.115833
July 2016	July 29, 2016	August 15, 2016	$0.115833
August 2016	August 31, 2016	September 15, 2016	$0.115833
September 2016	September 30, 2016	October 17, 2016	$0.115833

Subsequent to quarter end, on May 2, 2016, the Company’s Board of Directors declared the following second quarter preferred stock dividends:

SECOND QUARTER 2016 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series A - 9.000% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A)	June 15, 2016	June 30, 2016	$0.5625000
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	June 15, 2016	June 30, 2016	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	June 15, 2016	June 30, 2016	$0.4296875

Additionally, on May 2, 2016, the Company's Board of Directors declared the dividend from March 17, 2016 through March 31, 2016 related to the Series C - 6.875% Cumulative Redeemable Preferred Stock equal to $0.0668403. The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.
Personnel

On January 26, 2016, the Company appointed William R. Crooker to serve as Chief Financial Officer, Executive Vice President, and Treasurer. The $11.0 million of general and administrative expense for the first quarter of 2016 includes the one-time severance cost of $3.1 million related to the departure of the prior Chief Financial Officer. Excluding this one-time severance cost, general and administrative expense would have been $8.0 million.

Conference Call

The Company will host a conference call tomorrow, Wednesday, May 4, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13634335.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385
Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	March 31, 2016	December 31, 2015
Assets
Rental Property:
Land	$229,288	$228,919
Buildings and improvements, net of accumulated depreciation of $160,820 and $150,395, respectively	1,328,602	1,332,298
Deferred leasing intangibles, net of accumulated amortization of $209,898 and $200,758, respectively	263,867	276,272
Total rental property, net	1,821,757	1,837,489
Cash and cash equivalents	15,469	12,011
Restricted cash	8,403	8,395
Tenant accounts receivable, net	22,425	21,478
Prepaid expenses and other assets	26,896	23,888
Interest rate swaps	—	1,867
Assets held for sale, net	2,996	—
Total assets	$1,897,946	$1,905,128
Liabilities and Equity
Liabilities:
Unsecured credit facility	$6,000	$56,000
Unsecured term loans	299,779	299,769
Unsecured notes	399,384	399,366
Mortgage notes	214,727	230,937
Accounts payable, accrued expenses and other liabilities	28,139	25,662
Interest rate swaps	13,732	3,766
Tenant prepaid rent and security deposits	13,318	14,628
Dividends and distributions payable	8,527	8,234
Deferred leasing intangibles, net of accumulated amortization of $8,514 and $8,536, respectively	10,830	11,387
Total liabilities	994,436	1,049,749

Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2016 and December 31, 2015	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2016 and December 31, 2015	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2016 and no shares issued and outstanding at December 31, 2015	75,000	—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 68,182,802 and 68,077,333 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	682	681
Additional paid-in capital	1,016,764	1,017,394
Common stock dividends in excess of earnings	(349,881)	(334,623)
Accumulated other comprehensive loss	(13,567)	(2,350)
Total stockholders’ equity	867,998	820,102
Noncontrolling interest	35,512	35,277
Total equity	903,510	855,379
Total liabilities and equity	$1,897,946	$1,905,128

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended March 31,
	2016	2015
Revenue
Rental income	$51,349	$43,249
Tenant recoveries	9,442	7,587
Other income	81	153
Total revenue	60,872	50,989
Expenses
Property	12,655	10,246
General and administrative	11,019	7,530
Property acquisition costs	552	318
Depreciation and amortization	30,280	26,129
Other expenses	260	186
Total expenses	54,766	44,409
Other income (expense)
Interest income	3	3
Interest expense	(10,847)	(8,010)
Loss on extinguishment of debt	(1,134)	—
Gain on the sales of rental property	17,673	—
Total other income (expense)	5,695	(8,007)
Net income (loss) from continuing operations	$11,801	$(1,427)
Net income (loss)	$11,801	$(1,427)
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	455	(198)
Net income (loss) attributable to STAG Industrial, Inc.	$11,346	$(1,229)
Less: preferred stock dividends	2,912	2,712
Less: amount allocated to participating securities	100	101
Net income (loss) attributable to common stockholders	$8,334	$(4,042)
Weighted average common shares outstanding — basic	67,889,217	64,286,213
Weighted average common shares outstanding — diluted	67,964,559	64,286,213
Income (loss) per share — basic and diluted
Income (loss) from continuing operations attributable to common stockholders - basic	$0.12	$(0.06)
Income (loss) from continuing operations attributable to common stockholders - diluted	$0.12	$(0.06)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended March 31,
	2016	2015
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$11,801	$(1,427)
Asset management fee income	(41)	(117)
General and administrative	11,019	7,530
Property acquisition costs	552	318
Depreciation and amortization	30,280	26,129
Interest income	(3)	(3)
Interest expense	10,847	8,010
Loss on extinguishment of debt	1,134	—
Other expenses	260	186
Gain on the sales of rental property	(17,673)	—
Corporate sub lease rental income	—	(51)
NET OPERATING INCOME	$48,176	$40,575

Net operating income	$48,176	$40,575
Straight-line rent adjustments, net	(451)	(1,291)
Intangible amortization in rental income, net	1,666	2,065
CASH NET OPERATING INCOME	$49,391	$41,349

Cash net operating income	$49,391
Cash NOI from acquisitions' and dispositions' timing	(331)
RUN RATE CASH NOI	$49,060

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$11,801	$(1,427)
Intangible amortization in rental income, net	1,666	2,065
Straight-line rent adjustments, net	(370)	(749)
Non-cash compensation expense	2,041	1,847
Termination income	(54)	(544)
Property acquisition costs	552	318
Depreciation and amortization	30,280	26,129
Interest income	(3)	(3)
Interest expense	10,847	8,010
Severance costs	3,063	—
Loss on extinguishment of debt	1,134	—
Gain on the sales of rental property	(17,673)	—
ADJUSTED EBITDA	$43,284	$35,646

Adjusted EBITDA	$43,284
Adjusted EBITDA from acquisitions' and dispositions' timing	(331)
RUN RATE ADJUSTED EBITDA	$42,953

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended March 31,
	2016	2015
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$11,801	$(1,427)
Rental property depreciation and amortization	30,231	26,087
Gain on the sales of rental property	(17,673)	—
Funds from operations	$24,359	$24,660
Preferred stock dividends	(2,912)	(2,712)
Amount allocated to participating securities	(100)	(101)
Funds from operations attributable to common stockholders and unit holders	$21,347	$21,847

Funds from operations attributable to common stockholders and unit holders	$21,347	$21,847
Intangible amortization in rental income, net	1,666	2,065
Termination income	(54)	(544)
Property acquisition costs	552	318
Loss on extinguishment of debt	1,134	—
Severance costs	3,063	—
CORE FUNDS FROM OPERATIONS	$27,708	$23,686

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	67,889,217	64,286,213
Weighted average participating securities outstanding	241,929	290,280
Weighted average performance units granted	11,813	—
Weighted average units outstanding	3,680,206	3,249,372
Weighted average common shares, participating securities, performance and other units - basic	71,823,165	67,825,865
Dilutive common share equivalents	75,342	—
Weighted average common shares, participating securities, performance and other units - diluted	71,898,507	67,825,865
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.39	$0.35
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.39	$0.35

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$27,708	$23,686
Add: non-rental property depreciation and amortization	49	42
Straight-line rent adjustments, net	(370)	(749)
Recurring capital expenditures	(469)	(12)
Renewal lease commissions and tenant improvements	(731)	(132)
Non-cash portion of interest expense	379	299
Non-cash compensation expense	2,041	1,847
ADJUSTED FUNDS FROM OPERATIONS (1)	$28,607	$24,981

(1) Excludes Non-Recurring Capital Expenditures of $2,257 and $718 and new LCs and TIs of $690 and $104, for the three months ended March 31, 2016 and March 31, 2015, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: Recurring and non-recurring capital expenditures identified at the time of acquisition and underwritten to occur in the first twelve months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under STAG's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on extinguishment of debt and other non-recurring items.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price, as defined by GAAP plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s unsecured debt instruments.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, consulting services fees and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: GAAP basis rent is a ratio of the change in base rent (including straight-line rent adjustments as required by GAAP) of the comparable lease. Prior to the third quarter of 2015, GAAP rent change did not include the deferred rent associated with early lease renewals. The Company changed the definition of GAAP Rent Change to include the deferred rent associated with early lease renewals effective the third quarter of 2015 for the current and prior periods presented. The definition change is not considered significant.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could borrow consistent with the financial covenants in its debt instruments.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less cash termination income, and less Cash NOI from dispositions. Run rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: The percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Pipeline: The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease.

Real Estate Cost Basis: We define Real Estate Cost Basis as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square feet of leases expiring in the period excluding known vacancy at the time of acquisition.  Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements.

Run Rate Adjusted EBITDA: We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run rate Adjusted EBITA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define the Weighted Average Lease Term as the remaining lease term in years as of the report date weighted by the annualized base rental revenue.